As filed with the Securities and Exchange Commission on July 28, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Luminar Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	83-1804317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(800) 532-2417
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Paul Ricci
Chief Executive Officer
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(800) 532-2417
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:

Daniel S. Kim, Esq. Mitchell Zuklie, Esq. William L. Hughes, Esq. Orrick, Herrington & Sutcliffe LLP 631 Wilshire Boulevard Santa Monica, California 90401 Tel: (301) 633-2800	Alexander Fishkin, Esq. Chief Legal Officer 2603 Discovery Drive, Suite 100 Orlando, Florida 32826 Telephone: (800) 532-2417
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated July 28, 2025
PROSPECTUS
LUMINAR TECHNOLOGIES, INC.
Up to $209,550,000 of Series A Convertible Preferred Stock and
Shares of Class A Common Stock Issuable Upon Conversion of Series A
Convertible Preferred Stock
We may offer, from time to time, shares of our Series A Convertible Preferred Stock having an aggregate offering price of up to $209,550,000, each share having a stated value equal to $1,000 (the “Series A convertible preferred stock”), to be issued and sold pursuant to the Securities Purchase Agreement dated as of May 19, 2025 (the “Purchase Agreement”), by and among us, YA II PN, Ltd., a Cayman Islands exempt company (the “Lead Investor”), and one other institutional investor (together with the Lead Investor, the “Investors”). Shares of Series A convertible preferred stock that may be offered by this prospectus and any prospectus supplement include shares of Series A convertible preferred stock issuable as dividends if and when payable on the shares of Series A convertible preferred stock to be sold under the Purchase Agreement (the “PIK Preferred Shares”). This prospectus also relates to the offering of shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) issuable upon the conversion, if any, of the Series A convertible preferred stock offered hereby pursuant to the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”).
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “LAZR.” On July 25, 2025, the closing price of our Class A common stock on Nasdaq was $3.20 per share. There is no established public trading market for the Series A convertible preferred stock, and we do not expect a market to develop. In addition, the Series A convertible preferred stock will not be listed on any securities exchange or nationally recognized trading system.
The shares of Series A convertible preferred stock are immediately convertible upon issuance into shares of Class A common stock as described herein. For a more detailed description of the Series A convertible preferred stock, see the section “Description of Securities We Are Offering – Series A Convertible Preferred Stock” beginning on page 13 of this prospectus.
We have retained D. Boral Capital LLC (the “Placement Agent”) as our exclusive placement agent to use its “reasonable best efforts” to solicit offers to purchase the Series A convertible preferred stock. The Placement Agent has no obligation to buy any of the Series A convertible preferred stock from us or to arrange for the purchase or sale of any specific number or dollar amount of securities.
Investing in our securities involves risks. See “Risk Factors” beginning on page 8 of this prospectus, as well as those risks described in our most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus before making a decision to invest.
We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and scaled disclosures for this prospectus and future filings. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”
Neither the SEC, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2025.

TABLE OF CONTENTS
Prospectus
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale of securities made under these documents, will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, any accompanying prospectus supplement or any free writing prospectus we may provide you in connection with an offering or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. You should assume that the information in this prospectus or any accompanying prospectus supplement, as well as the information incorporated by reference in this prospectus or any accompanying prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $209,550,000 as described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.
This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.
We have not, and the Placement Agent has not, authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.
This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Luminar”, “we”, “us”, “our”, the “company” or similar references refer to Luminar Technologies, Inc. and its subsidiaries; and the term “securities” refers collectively to our Class A common stock, preferred stock, warrants, debt securities, or any combination of the foregoing securities.

We own various U.S. federal trademark registrations and applications and unregistered trademarks, including our corporate logo. This prospectus and the information incorporated herein by reference contains references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are forward-looking and as such are not historical facts. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other comparable terminology.
These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including our history of losses and our expectation that we will continue to incur significant expenses, including substantial research and development (“R&D”) costs, and continuing losses for the foreseeable future as well as our limited operating history which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter; our strategic initiatives which may prove more costly than we currently anticipate and potential failure to increase our revenue to offset these initiatives; whether our LiDAR products are or will continue to be selected for inclusion in autonomous driving or advanced driving assistance systems (“ADAS”) by automotive original equipment manufacturers (“OEMs”) or their suppliers, and whether we will be de-selected by any customers; the lengthy period of time from a major commercial win to implementation and the risks of cancellation or postponement of the contract or unsuccessful implementation; potential inaccuracies in our forward-looking estimates of certain metrics, our future cost of goods sold (“COGS”) and bill of materials (“BOM”) and total addressable market; the discontinuation, lack of success of our customers in developing and commercializing products using our solutions or loss of business with respect to a particular vehicle model or technology package and whether end automotive consumers will demand and be willing to pay for such features; our ability to successfully fund our growth if there are considerable delays in product introductions by us or our OEM customers may face with their products; our inability to reduce and control the cost of the inputs on which we rely, which could negatively impact the adoption of our products and our profitability; the effect of continued pricing pressures, competition from other LiDAR manufacturers, OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs which may result in lower than anticipated margins, or losses, which may adversely affect our business; the effect of general economic conditions, including inflation, recession risks and rising interest rates, generally and on our industry and us in particular, including the level of demand and financial performance of the autonomous vehicle industry and the decline in fair value of available-for-sale debt securities in a rising interest rate environment; market adoption of LiDAR as well as developments in alternative technology and the increasingly competitive environment in which we operate, which includes established competitors and market participants that have substantially greater resources; our ability to achieve technological feasibility and commercialize our software products and the requirement to continue to develop new products and product innovations due to rapidly changing markets and government regulations of such technologies; our ability to manage our growth and expand our business operations effectively, including into international markets, such as China, which exposes us to operational, financial, regulatory and geopolitical risks; changes in our government contracts business and our defense customers’ business due to political change and global conflicts; adverse impacts due to limited availability and quality of materials, supplies, and capital equipment, or dependency on third-party service providers and single-source suppliers; the project-based nature of our orders, which can cause our results of operations to fluctuate on a quarterly and annual basis; whether we will be able to successfully transition our engineering designs into high volume manufacturing, including our ability to transition to an outsourced manufacturing business model and whether we and our outsourcing partners and suppliers can successfully operate complex machinery; whether we can successfully select, execute or integrate our acquisitions; defects, reliability and other issues with our products which could reduce market adoption of our new products, limit our ability to manufacture, damage our reputation and expose us to product liability, warranty and other claims; our ability to maintain and adequately manage our inventory; our ability to maintain an effective system of internal control over financial reporting; our ability to protect and enforce our intellectual property rights; availability of qualified personnel, loss of highly skilled personnel; the impact of inflation and our stock price on our ability to hire and retain highly skilled personnel; the amount and timing of future sales and whether the average selling prices of our products could decrease rapidly over the life of the product as well as our dependence on a few key customers, who are often large corporations with substantial negotiating power; our ability to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry; whether we are subject to negative publicity; the effects of infectious diseases, health epidemics, pandemics and natural disasters on Luminar’s business; interruption or failure of our information technology and communications systems; cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our LiDAR solutions; market instability exacerbated by geopolitical conflicts, including the Israel-Hamas war and the conflict between Russia and Ukraine; trade disputes with China and other countries, including the effect of sanctions and trade restrictions, such as tariffs imposed by the U.S. government and any countermeasures by other governments in response to such tariffs, that may affect supply chain or sales opportunities or overall demand; the large amount of our outstanding indebtedness and our ability to comply with covenants contained in the agreements governing our indebtedness; our ability to access sources of capital to repay our indebtedness, and finance operations and growth; our ability to maintain compliance with the Nasdaq continued listing standards for the listing of our Class A common stock; our ability to accurately estimate the charges associated with the reductions under the 2025 restructuring plan; the amount of dilution our stockholders may experience as a result of convertible preferred stock to be issued in this offering and our other outstanding convertible securities and those other factors discussed in Part 1, Item 1A, of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Part II, Item 1.A. of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 under the heading “Risk Factors” and in subsequent reports filed with the SEC.
Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements. Our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements contained in this prospectus and in the documents incorporated by reference herein by these cautionary statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find More Information.”

PROSPECTUS SUMMARY
The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including all documents incorporated by reference herein and therein and the information set forth under the heading “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and any amendment or update thereto reflected in our subsequent filings with the SEC and incorporated by reference in this prospectus.
The Company
Luminar is a technology company specializing in advanced Light Detection and Ranging (LiDAR) hardware and software solutions to enable the world’s safest and smartest vehicles. Over the past decade, Luminar has been developing proprietary LiDAR hardware, core semiconductor components and software in-house to meet the demanding performance, safety, reliability and cost requirements to enable next-generation safety and autonomous capabilities for passenger and commercial vehicles, as well as other adjacent markets.
The global automotive and mobility sector is increasingly focused on safety and autonomy, specifically next-generation advanced driver assistance systems, or ADAS, and highway autonomy for passenger and commercial vehicles. Our LiDAR technology provides increased situational awareness in a broad range of driving environments through improved and higher confidence detection and planning at all vehicle speeds. Beyond sensor hardware, our product portfolio has expanded to include semiconductor components of our LiDAR that have utility in adjacent markets, in-development software capabilities such as perception and high-definition “3D” mapping, all of which we anticipate will monetize the ecosystem of improved safety and autonomy created by our LiDAR.
Corporate Information
We were incorporated in the State of Delaware in August 2018 as a special purpose acquisition company under the name Gores Metropoulos, Inc. On February 5, 2019, we completed our initial public offering. On December 2, 2020, we consummated the business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 24, 2020, with the pre-Business Combination Luminar Technologies, Inc. (“Legacy Luminar”). Legacy Luminar was incorporated in Delaware on March 31, 2015. In connection with the consummation of the Business Combination, we changed our name from Gores Metropoulos, Inc. to Luminar Technologies, Inc.
Our principal executive offices are located at 2603 Discovery Drive, Suite 100, Orlando, Florida 32826. Our telephone number is (800) 532-2417. Our website address is www.luminartech.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common equity held by non-affiliates equals or exceeds $250 million as of the last business day of our most recently completed second fiscal quarter or (ii) (a) the market value of our common equity held by non-affiliates equals or exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and (b) our annual revenues as of our most recent fiscal year completed before the last business day of such second fiscal quarter equaled or exceeded $100 million.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus supplement and in our past filings with the SEC, and may elect in our future filings with the SEC to take advantage of the same and/or other reduced reporting requirements. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

Summary

Securities to be offered by us
Up to $209,550,000 aggregate offering price of shares of Series A convertible preferred stock which may be sold at one or more closings under the Purchase Agreement, including PIK Preferred Shares, each share having a stated value equal to $1,000.

Purchase price	$960 per $1,000 stated value of Series A convertible preferred stock.

Separate closings
As of the date of this prospectus, we have issued and sold 35,000 shares of Series A convertible preferred under the Purchase Agreement pursuant to Registration Statement No. 333-279118. The shares of Series A convertible preferred stock to be to be sold under the registration statement of which this prospectus is a part will be issued and sold in separate closings under the Purchase Agreement at additional closings on dates mutually agreed upon by us and the investors, following the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement.

Series A Convertible Preferred Stock
The Series A convertible preferred stock will be convertible into shares of our Class A common stock (subject to adjustment) as provided in the Certificate of Designations at any time after the issuance date thereof at the option of the holder, at an initial stated value of $1,000 per share of Series A convertible preferred stock, at a conversion price, at any date of determination, equal to the lesser of (x) a fixed conversion price of $4.752 and (y) a variable conversion price equal to 95% of the lowest VWAP (as defined in the Certificate of Designations) of our Class A common stock during the five consecutive Trading Day (as defined in the Certificate of Designations) period immediately preceding, but not including, the conversion date, subject to the floor price of $0.792. Any purported conversion of Series A convertible preferred stock is subject to certain beneficial ownership restrictions and volume and share cap limitations, including under the Nasdaq listing rules, as set forth in the Certificate of Designations.
Upon the occurrence of a Triggering Event (as defined in the Certificate of Designations), dividends will be payable on the Series A convertible preferred stock, quarterly in arrears, in additional shares of Series A convertible preferred stock, at a dividend rate of 18% per annum, subject to adjustment, so long as such Triggering Event is continuing.
A holder of Series A convertible preferred stock may not transfer all or any portion of its shares of Series A convertible preferred stock without our express prior written consent, except to an Affiliate (as defined in the Certificate of Designations) of such holder or to us.

See “Description of the Securities We Are Offering – Series A Convertible Preferred Stock” for a discussion of the terms of the Series A convertible preferred stock and additional information.

Use of Proceeds
We intend to use the net proceeds from sales under the Purchase Agreement for general corporate purposes, including payment of interest on debt and to repay, repurchase, or service such debt. See “Use of Proceeds.”

Risk Factors
Investing in our securities involves a high degree of risk. Prospective investors should carefully consider the matters discussed or incorporated by reference under the caption titled “Risk Factors” on page 8 of this prospectus.

Nasdaq symbol
Our Class A common stock is currently listed on Nasdaq under the symbol “LAZR”. We do not intend to list the Series A convertible preferred stock on any securities exchange or nationally recognized trading system.

RISK FACTORS
Investing in the securities being offered pursuant to this prospectus involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors described below. You should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference herein and therein, before making an investment decision. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our Class A common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below.
Additional Risks Related to This Offering
If you convert the Series A convertible preferred stock, including any PIK Preferred Shares, you will experience immediate and substantial dilution in the net tangible book value per share of the Class A common stock you purchase.
Since the price per share of our Class A common stock issuable upon conversion of Series A convertible preferred stock, including the PIK Preferred Shares, and issued as Commitment Shares that are being offered is substantially higher than the net tangible book value per share of our Class A common stock, you will suffer immediate and substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. As of March 31, 2025, our net tangible book value was $(280.2) million, or $(6.17) per share. As discussed in greater detail in the “Dilution” section of this prospectus, based on the combined offering price of $1,000 per share of Series A convertible preferred stock, including PIK Preferred Shares and our as adjusted net tangible book value as of March 31, 2025, if you purchase securities in this offering and you convert the Series A convertible preferred stock into Class A common stock, you will suffer immediate dilution of $3.83 per share with respect to the as adjusted net tangible book value of our Class A common stock. To the extent outstanding stock options are exercised or convertible notes are converted, there will be further dilution to new investors.
There is no public market for the Series A convertible preferred stock offered in this offering and your ability to transfer Series A convertible preferred stock is limited.
There is no established public trading market for the Series A convertible preferred stock being offered in this offering, and we do not expect a market to develop. In addition, you may not transfer shares of Series A convertible preferred stock other than to an affiliate without our consent. Moreover, we do not intend to apply to list the Series A convertible preferred stock on any securities exchange or nationally recognized trading system. Therefore, the liquidity of the Series A convertible preferred stock will be limited.
If we sell shares of our Class A common stock in future financings or issue shares of our Class A common stock on conversion or exercise of our outstanding convertible securities, stockholders may experience immediate dilution and, as a result, our stock price may decline.
We may from time to time issue additional shares of Class A common stock at a discount from the current market price of our Class A common stock and may from time to time issue additional shares of our Class A common stock on conversion or exercise of our outstanding convertible securities. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our Class A common stock sold at such discount or issuance of such additional shares. In addition, as opportunities present themselves, we may enter into financings or similar arrangements in the future, including the issuance of debt securities, preferred stock or Class A common stock. If we issue Class A common stock or securities convertible or exercisable into Class A common stock, our common stockholders would experience additional dilution and, as a result, our stock price may decline.
Our management will have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.
Our management will have broad discretion in the use of the net proceeds from this offering including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our Class A common stock to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.
The market price and trading volume of our Class A common stock is volatile and could decline significantly.
The market price of our Class A common stock has been and is expected to continue to be volatile and has recently experienced declines. In addition, the trading volume of our Class A common stock may fluctuate and cause significant price variations to occur. We cannot assure you that the market price of our Class A common stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:
•the realization of any of the risk factors presented in our Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports filed with the SEC;
•actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, Adjusted EBITDA, results of operations, level of indebtedness, liquidity or financial condition;
•additions and departures of key personnel;
•failure to comply with the requirements of Nasdaq, Sarbanes-Oxley Act or other laws or regulations;
•future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities;
•publication of research reports about us;
•the performance and market valuations of other similar companies;
•commencement of, or involvement in, litigation involving us;
•broad disruptions in the financial markets, including sudden disruptions in the credit markets;
•speculation in the press or investment community;
•actual, potential or perceived control, accounting or reporting problems;
•changes in accounting principles, policies and guidelines; and
•other events or factors, including those resulting from infectious diseases, health epidemics, natural disasters, war, acts of terrorism or responses to these events.
In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of Series A convertible preferred stock in this offering for general corporate purposes, including payment of interest on debt and to repay, repurchase, or service such debt. We may use net proceeds to purchase a portion of our outstanding 1.25% Convertible Senior Notes due 2026 (the “2026 Convertible Notes”) which mature on December 15, 2026. As of July 28, 2025, the aggregate principal amount of 2026 Convertible Notes outstanding was approximately $134.9 million.
Pending the uses described above, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.
Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions.

DILUTION
If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A common stock immediately after you purchase shares in this offering.
As of March 31, 2025, our net tangible book value was $(280.2) million, or $(6.17) per share of our Class A common stock (on an as-converted basis). Net tangible book value per share represents the amount of our tangible assets less our liabilities divided by the total number of shares of our Class A common stock outstanding.
Our as adjusted net tangible book value as of March 31, 2025 would be $(70.6) million, or $(0.64) per share of our Class A common stock (on an as-converted basis). As adjusted net tangible book value per share reflects the issuance by us of 65,484,375 shares of our Class A common stock pursuant to this prospectus (assuming all shares of Series A convertible preferred stock offered hereby are converted at an assumed price of $3.20 per share (the last reported sale price of our Class A common stock on Nasdaq on July 25, 2025)). This represents an immediate increase in as adjusted net tangible book value of $5.54 per share to existing stockholders and immediate dilution of $3.83 per share to new investors purchasing shares in the offering.
The following table illustrates this per share dilution to new investors:

Assumed public offering price per share		$3.20
Net tangible book deficit per share at March 31, 2025	$(6.17)
Increase in net tangible book value per share attributable to this offering	5.54
As adjusted net tangible book deficit per share after giving effect to this offering		(0.63)
Dilution in as adjusted net tangible book value per share to new investors in this offering		$3.83
The number of shares of our common stock to be outstanding immediately after this offering is based on 40,515,215 shares of our Class A common stock and 4,872,578 shares of our Class B common stock issued and outstanding as of March 31, 2025, and excludes as of that date:
•400,503 shares of Class A common stock issuable upon exercise of outstanding stock options with a weighted average exercise price of $24.84 per share;
•111,218 shares of Class A common stock issuable upon exercise of outstanding private warrants with an exercise price of $172.50 per share;
•272,618 shares of Class A common stock issuable upon exercise of an outstanding warrant with an exercise price of $47.65 per share;
•1,977,414 shares of Class A common stock issuable upon the vesting of outstanding time-based restricted stock units and 309,198 performance-based restricted stock units;
•915,831 shares of Class A common stock issuable upon the vesting of outstanding executive performance-based restricted stock units;
•573,780 shares of Class A and Class B common stock issuable upon achievement of certain earn-out provisions;
•834,879 shares of Class A common stock issuable as a post combination compensation due to achievement of the service and performance conditions;
•616,862 shares of Class A common stock issuable upon conversion of our $184.9 million aggregate principal amount of then outstanding convertible notes, at an assumed conversion price of $3.3365;

•7,538,705 shares of Class A common stock issuable upon conversion of our $236.7 million aggregate principal amount of then outstanding convertible notes, at an assumed conversion price of $31.40;
•1,457,563 shares of Class A common stock held in treasury; and
•4,424,258 shares of Class A common stock reserved for future issuance under our equity compensation plans, consisting of:
•1,721,249 shares of Class A common stock reserved for future issuance under our Management Longer Term Equity Incentive Plan;
•2,337,117 shares of Class A common stock reserved for future issuance under the EIP; and
•365,892 shares of Class A common stock reserved for future issuance under the ESPP.
The foregoing also does not give effect to the issuance of approximately 8.5 million shares of Class A common stock issued pursuant to our equity financing program between March 31, 2025 to July 28, 2025, with approximately $180.4 million remaining available for sale as of July 28, 2025, the issuance of approximately 10.2 million shares of Class A common stock issued upon the conversion of Series A convertible preferred stock between March 31, 2025 to July 28, 2025, the exercise of any outstanding options or warrants subsequent to March 31, 2025, the vesting of restricted stock units subsequent to March 31, 2025, and the increase of 2.5 million shares of Class A common stock to the share reserve under the EIP approved by stockholders on July 3, 2025. To the extent options and warrants are exercised or additional shares of Class A common stock are issued, there may be further dilution to new investors. In addition, we may raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans and may issue equity securities in exchange for existing convertible debt securities.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We may offer from time to time pursuant to this prospectus shares of our Series A convertible preferred stock (and the shares of Class A common stock issuable from time to time upon conversion of the Series A convertible preferred stock).
Class A Common Stock
The material terms and provisions of our Class A common stock and each other class of our capital stock that qualifies or limits our Class A common stock, other than the Series A convertible preferred stock, are described under the caption “Description of Our Capital Stock” following this section. Our Class A common stock is listed on Nasdaq under the symbol “LAZR.” Our transfer agent is Equiniti Trust Company, LLC.
Series A Convertible Preferred Stock
The following is a summary of the material terms and provisions of the Series A convertible preferred stock that are being offered. This summary is subject to and qualified in its entirety by the Certificate of Designations, which was filed with the SEC on May 22, 2025. As of July 28, 2025, we had issued and sold 35,000 shares of Series A convertible preferred stock pursuant to the Purchase Agreement, and 7,000 shares of Series A convertible preferred stock were outstanding. Certain capitalized terms used in the summary below are defined under “Certain Definitions” below.
Under our certificate of incorporation, we have authority to issue up to 10,000,000 shares, par value $0.0001 per share, of preferred stock and our board of directors is authorized to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. In connection with the first closing under the Purchase Agreement, we will designate 254,000 shares of our authorized and unissued preferred stock as Series A convertible preferred stock and establish the voting and other relative rights, powers and preferences of the Series A convertible preferred stock and the qualifications, limitations and restrictions thereof pursuant to the Certificate of Designations. Prior to the issuance of the Series A convertible preferred stock being offered hereby, we will file with the Secretary of State of the State of Delaware the Certificate of Designations, which will have the effect of amending our existing certificate of incorporation to establish the terms of the Series A convertible preferred stock.
General. Each share of Series A convertible preferred stock has an initial stated value of $1,000 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the initial issuance date of the Series A Preferred Shares (the “Stated Value”) and, when issued, the Series A convertible preferred stock will be fully paid and non-assessable.
Ranking. The Series A convertible preferred stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all of our capital stock, unless the Required Holders (as defined in the Certificate of Designations) consent to our creation of other capital stock that is senior or equal in rank to the Series A convertible preferred stock.
Dividends. The holders of Series A convertible preferred stock will be entitled to receive dividends on the Stated Value of their Series A convertible preferred stock from and after the occurrence of any Triggering Event (as defined in the Certificate of Designations) and during the continuance of the Triggering Event. Triggering Events include, but are not limited to, suspension from trading or failure of the Class A common stock to be trading or listed on an Eligible Market for five consecutive Trading Days; failure by us to issue Class A common stock upon conversion of Series A convertible preferred stock within three Trading Days after the relevant conversion date; failure by us to pay dividends on any Dividend Date (defined below) or to pay any amount due in cash when and as due under the Certificate of Designations that remains uncured for a period of at least five Trading Days; default by us or any of our Significant Subsidiaries (as defined in the Certificate of Designations) under any mortgage, agreement or instrument under which there is outstanding indebtedness for money borrowed of at least $5.5 million in the aggregate where such default is a failure to pay principal, premium or interest on such indebtedness when due or results in such indebtedness being accelerated; entry of a non-appealable judgment against us or any of our Significant Subsidiaries for the payment of at least $5.5 million in the aggregate, if such judgment is not discharged, stayed, vacated or otherwise satisfied within a specified period of time; a breach by us or any subsidiary of any representation or warranty in any Transaction Document in any material respect or breach of any material covenant or other material term or condition of any Transaction Document, except in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five consecutive Trading Days; and certain bankruptcy or insolvency events. In the event that such Triggering Event is subsequently cured (and no other Triggering Event then exists), dividends shall cease accruing effective as of the calendar day immediately following the date of such cure.
Any such dividends are payable quarterly in arrears on the last Trading Day of each quarter (each, a “Dividend Date”) during which such dividends accrue at the dividend rate of 18% per annum (the “Dividend Rate”). On each Dividend Date, the Company will issue PIK Preferred Shares to each holder equal to the quotient of the (x) the aggregate amount of dividends accrued on such holder’s Series A convertible preferred shares and (y) the Stated Value. The Company will promptly after each Dividend Date deliver to each holder book-entry receipts evidencing the issuance of the PIK Preferred Shares on such Dividend Date, if any such PIK Preferred Shares are so issued on such Dividend Date.
Transfer Restrictions. A holder may not transfer all or any portion of its shares of Series A convertible preferred stock without our express prior written consent, except to an affiliate of such holder or to us. Any purported transfer of Series A convertible preferred stock in violation of the Certificate of Designations shall be null and void, and no such transfer will be recorded on the Company’s books and the purported transferee in any such transfer shall not be treated (and the holder proposing to make any such transfer shall continue be treated) as the owner of such Series A convertible preferred stock for all purposes of the Certificate of Designations. Each holder shall be responsible for paying all costs and expenses incurred by the Company in connection with any transfer of Series A convertible preferred stock by such holder.
Conversion Rights.
Conversion at the Option of the Holders. Subject to notice provisions set forth in the Certificate of Designation, at any time or times on or after the initial issuance date of the Series A convertible preferred stock, each holder will be entitled to convert any shares of Series A convertible preferred stock on any date (the “Conversion Date”) into validly issued, fully paid and non-assessable shares of Common Stock at a conversion rate obtained by dividing (x) the Conversion Amount of such shares of Series A convertible preferred stock by (y) the Conversion Price. No fractional shares of Class A common stock will be issued in connection with the conversion of a Series A convertible preferred stock. In lieu of fractional shares, we will round up to the next whole share.
“Conversion Amount” means, with respect to each share of Series A convertible preferred stock, as of the applicable date of determination, the sum of (A) the Stated Value thereof plus (B) any Additional Amount thereon as of such date of determination.
“Conversion Price” means, with respect to each share of Series A convertible preferred stock, as of any Conversion Date or other date of determination, the lesser of (x) $4.752 (the “Fixed Conversion Price”), subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization or similar transaction, and (y) 95% of the lowest VWAP (as defined in the Certificate of Designations) of the Common Stock during the five consecutive Trading Day period immediately preceding but not including the Conversion Date (“Variable Conversion Price”), provided that the Variable Conversion Price may not be lower than the Floor Price and subject to adjustment as provided in the Certificate of Designations.
The “Floor Price” means $0.792, subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization or similar transaction.

Conversion Limitations.
Beneficial Ownership Limitation. We may not effect the conversion of any of the Series A convertible preferred stock held by a holder, and such holder will not have the right to convert any of the Series A convertible preferred stock held by such holder to the extent that after giving effect to such conversion, such holder, together with the other Attribution Parties (as defined in the Certificate of Designations), collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion.
Monthly Conversion Limitation. In addition, we may not effect the conversion of any of the Series A convertible preferred stock held by a holder, to the extent that after giving effect to such conversion, the aggregate Conversion Amount that has been converted into shares of Common Stock during the calendar month in which such Conversion Date occurred (the “Monthly Conversion Period”) exceeds the greater of (x) $12,500,000 and (y) 12.5% of the aggregate daily dollar trading volume for the Common Stock on the Principal Market during such Monthly Conversion Period as reported by Bloomberg, with such amount allocated pro rata amongst the holders in relation to their respective Exchange Cap Allocation (defined below) (the greater of (x) and (y), the “Conversion Cap”), and provided further, that the Conversion Cap will not apply (A) during a Triggering Event Conversion Period (as defined below) or (B) to any conversion of the Series A convertible preferred stock at the Fixed Conversion Price. For purposes of the immediately preceding sentence, a “Triggering Event Conversion Period” means the period (X) commencing at the time that is the earliest to occur of (1) a holder’s receipt from the Company of a written notice of a Triggering Event and (2) the Company’s receipt of a written notice from a holder of the occurrence of a Triggering Event upon such holder becoming aware of such Triggering Event, and (Y) ending on the date such Triggering Event is cured and the Company delivers a written notice thereof via electronic email to each holder.
Liquidation Preference. Each share of Series A Preferred Stock carries a liquidation preference equal to the amount per share such holder would receive if such holder converted such Series A convertible preferred stock into Common Stock immediately prior to the date of such payment.
Voting Rights. Except as provided in the Certificate of Designations or as otherwise required by law, holders of the Series A convertible preferred stock will vote as a single class with the holders of Common Stock (and any other class or series of capital stock of the Company that votes as a single class with the holders of the Common Stock) on an “as converted” basis on all matters submitted to a vote of stockholders of the Company; provided, however, that (1) holders of the Series A convertible preferred stock are not entitled to vote on any proposal to approve the issuance of Common Stock pursuant to the Certificate of Designations in excess of the Exchange Cap and (2) no holder of the Series A convertible preferred stock shall have the power to vote any shares beneficially owned or that may be deemed to be beneficially owned by such holder in excess of the Maximum Percentage. We may not take the following actions without the prior consent of the Required Holders: (a) amend or repeal any provision of, or add any provision to, the Company’s certificate of incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, including the Certificate of Designations, if such action would materially adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series A convertible preferred stock under the Certificate of Designations, regardless of whether any such action shall be by means of amendment to the certificate of incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series A convertible preferred stock; (c) create or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock (each as defined in the Certificate of Designations); (d) purchase, repurchase or redeem any shares of Junior Stock (each as defined in the Certificate of Designations) (other than pursuant to the terms of the Company’s equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board) and except as permitted by indenture governing the First Lien Notes or the indenture governing the Second Lien Notes); (e) pay dividends or make any other distribution on any shares of any Junior Stock except as permitted by the First Lien Indenture or the Second Lien Indenture; (f) issue any Series A convertible preferred stock other than as contemplated by the Certificate of Designations or pursuant to the Purchase Agreement; or (g) whether or not prohibited by the terms of the Series A convertible preferred stock, circumvent a right of the Series A convertible preferred stock under the Certificate of Designations.

Company Optional Redemption. At any time at or after the repayment in full of the First Lien Notes and the Second Lien Notes, we have the right to redeem all or some of the then outstanding shares of Series A convertible preferred stock (a “Company Optional Redemption”) at a redemption price in cash equal to the Conversion Amount of the shares of Series A convertible preferred stock being redeemed, by delivering a written notice to each holder of Series A convertible preferred stock (such delivery date, the “Company Optional Redemption Notice Date”), but only if the Equity Conditions are satisfied (other than following the occurrence of a Triggering Event) on the date on which the Company provides notice of the Company Optional Redemption to the holders and on each Trading Day during the Company Optional Redemption Notice Period (defined below) prior to the redemption date. The Company Optional Redemption Date selected by the Company shall be no less than 20 Trading Days and no more than 65 Trading Days after the date on which the Company provides notice of redemption to the holders (such period, “Company Optional Redemption Notice Period”).
Company Optional Redemption in Connection with a Fundamental Transaction. In connection with any Fundamental Transaction, we have the right to redeem all, and not less than all, of the Series A convertible preferred stock then outstanding at a redemption price in cash equal to the Conversion Amount of the Series A convertible preferred stock being redeemed multiplied by 105% (such price, the “Fundamental Transaction Redemption Price”), by delivering to the holders a written notice of such redemption (a “Notice of Company Fundamental Transaction Redemption”) not less than 20 Trading Days prior to the consummation of such Fundamental Transaction (or such shorter time as may be agreed by the Required Holders), which Company Fundamental Transaction Redemption shall be effected at the later of (x) substantially concurrently with the consummation of such Fundamental Transaction and (y) following the repayment in full of the First Lien Notes and the Second Lien Notes in connection with or subsequent to such Fundamental Transaction (the date of such redemption, the “Company Fundamental Transaction Redemption Date,” and such period, the “Company Fundamental Transaction Redemption Notice Period”).
Any notice of a Company Optional Redemption or a Company Fundamental Transaction Redemption may, at our discretion, be given prior to completion of a transaction (including a Fundamental Transaction or other transaction) and be subject to the satisfaction (or waiver by us) of one or more conditions precedent, including, but not limited to, completion of a related transaction. If a Company Optional Redemption or a Company Fundamental Transaction Redemption is subject to satisfaction of one or more conditions precedent, the notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the applicable redemption date may be delayed until such time (including more than 65 Trading Days after the date the notice of redemption was delivered) as any or all such conditions shall be satisfied (or waived by the Company), or such redemption may not occur and such notice of redemption may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us) by such redemption date, or by such redemption date as so delayed. If any such condition precedent has not been satisfied (or waived by us), we will provide written notice to the holders no later than the close of business on the third business day prior to the applicable redemption date. To the extent any such condition precedent is satisfied (or waived by us) prior to the redemption date, we will promptly provide written notice to the holders of the completion of the conditions precedent. Upon providing such written notice to the holders, the notice of redemption shall be rescinded or delayed, and the redemption of the Series A convertible preferred stock will be rescinded or delayed, in each case, as provided in such notice of redemption.
Repurchase at the Option of the Holders. At any time beginning on or after the later of the date that is 181 days after the maturity date of the First Lien Notes and the Second Lien Notes, a holder of Series A convertible preferred stock may require us to repurchase (a “Holder Optional Redemption”) all or any portion of the holder’s Series A Preferred Stock at a redemption price in cash equal to the Conversion Amount of the shares of Series A convertible preferred stock being redeemed, with such redemption to occur no less than 20 Trading Days and no more than 35 Trading Days after the date on which the holder provides us with notice of such Holder Optional Redemption. A holder may continue to convert their shares of Series A convertible preferred stock at any time and from time to time after the delivery of notice of such Holder Optional Redemption and until we actually redeem such holder’s Series A convertible preferred stock.
Repurchase at the Option of the Holders Upon a Fundamental Transaction. In connection with a Fundamental Transaction, a holder of Series A convertible preferred stock may require us to repurchase (a “Fundamental

Transaction Repurchase”) all or any portion of the holder’s Series A convertible preferred stock at a redemption price equal to the Fundamental Transaction Repurchase Price, with such redemption to occur on a business day of our choosing during the period beginning 20 business days after the date we deliver (or are deemed to deliver) notice of the Fundamental Transaction to the holders and ending 35 business days from such date (a “Fundamental Transaction Repurchase Date”), provided that the obligations under the First Lien Notes and the Second Lien Notes have been repaid in full in cash on or prior to such Fundamental Transaction Repurchase Date. A holder may continue to convert their shares of Series A convertible preferred stock at any time and from time to time after the delivery of notice of such Fundamental Transaction and until we actually redeem such holder’s Series A convertible preferred stock.
Purchase Rights. If we grant, issue or sell any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of Common Stock (the “Purchase Rights”), then each holder of Series A convertible preferred stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A convertible preferred stock (without taking into account any limitations or restrictions on the convertibility and assuming for such purpose that all the Series A convertible preferred stock were converted at the Conversion Price as of the applicable record date) held by such holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights, subject to the Maximum Percentage. If a holder’s right to participate in any such Purchase Right would result in such holder and the other Attribution Parties (as defined in the Certificate of Designations) exceeding the Maximum Percentage, then such holder’s entitlement to any portion of the Purchase Right exceeding the Maximum Percentage will be held in abeyance for the benefit of such holder until such time or times, if ever, as its right thereto would not result in such holder and the other Attribution Parties exceeding the Maximum Percentage, subject to certain limitations.
Adjustments to Conversion Price. If we at any time in the future issue or sell or enter into agreement to issue or sell, any Common Stock, options or convertible securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, other than customary anti-dilution provisions and specified other exclusions (each of the formulations for such variable price being referred to as a “Variable Price”), but including any future equity line of credit or “at-the-market” facility whereby we may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled, from and after the date we enter into such an agreement or issue any such Variable Price Securities, each holder will have the right, in its sole discretion to substitute the Variable Price for the Conversion Price upon any conversion of the Series A convertible preferred stock, provided that the Variable Price shall not be lower than the Floor Price.
Fundamental Transactions. The Certificate of Designations prohibits us from entering into a Fundamental Transaction unless (1) (x) we (or our successor) assume in writing all of our obligations under the Certificate of Designations and the other Transaction Documents (as defined in the Certificate of Designations) and (y) the successor entity is a publicly traded corporation listed on an eligible market or (2) otherwise redeem the then outstanding Series A convertible preferred stock in full in connection with such Fundamental Transaction.
Covenants. The Certificate of Designations contains a variety of obligations on our part not to engage in specified activities. In particular, the Company will not, and will cause our subsidiaries to not, redeem, repurchase or declare or pay any cash dividend or distribution on any of our capital stock (other than as required under the Certificate of Designations or permitted under the indentures governing the First Lien Note and the Second Lien Notes), incur or guarantee, assume or permit to exist any Indebtedness (as defined in the Certificate of Designations) (other than the First Lien Notes, the Second Lien Notes and Indebtedness permitted under the indenture relating to the Second Lien Notes), incur any liens (other than Permitted Liens (as defined in the Certificate of Designations)) or enter into or consummate any transaction for any Variable Price Securities (other than sales of shares pursuant to our existing “at-the-market” facility and certain other exclusions), in each case without the prior written consent of the Required Holders and subject to certain exceptions, as applicable. In addition, we will not issue any shares of Series A convertible preferred stock or issue any other securities that would cause a breach or default under the Certificate of Designations, or create or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any such class or series of capital stock) or issue or sell, or obligate ourselves to issue or sell, any securities of the Company (or any security convertible into or exercisable for any such class or series of capital stock of the Company) that ranks on par or superior to the Series A convertible preferred stock as to dividends, distributions and payments on the liquidation, dissolution or winding up of the Company or as to redemption or repurchase rights, subject to certain exceptions.
Reservation Requirements. So long as any shares of Series A convertible preferred stock remain outstanding, we have agreed to at all times reserve out of our authorized and unissued Common Stock a number of shares of Common Stock equal to the sum of (i) 100% of the aggregate number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Series A convertible preferred stock then outstanding at the Floor Price then in effect (without regard to any limitations on conversions) and (ii) 100% of the aggregate number of shares of Common Stock that would be necessary to effect the conversion of that number of PIK Preferred Shares equal to 18 months of dividends on the Series A convertible preferred stock then outstanding at the Floor Price then in effect (without regard to any limitations on conversions) (the “Required Reserve Amount”).
Certain Definitions. The following are definitions of certain capitalized terms appearing above.
“Authorized Shares Failure” means at any time while any shares of the Series A convertible preferred stock remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series A convertible preferred stock at least a number of shares of Common Stock equal to the Required Reserve Amount.
“Common Stock” means (i) the Company’s shares of Class A common stock, $0.0001 par value per share, and (ii) any capital stock into which such Class A common stock shall have been changed or any share capital resulting from a reclassification of such Class A common stock.
“Eligible Market” means, The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, or, in each case, any successor thereto.
“Equity Conditions” means, with respect to a given date or period of determination: (i) on each day during the period beginning thirty (30) Trading Days (as defined in the Certificate of Designations) prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”), all shares of Common Stock issuable upon conversion of the Series A convertible preferred stock shall be eligible to be resold by the Holders (as defined in the Certificate of Designations) without restriction or any legend under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Preferred Shares); (ii) the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Preferred Shares) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on such Eligible Market nor shall delisting or suspension by such Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of such Eligible Market; (iii) the Company shall have delivered all shares of Common Stock issuable upon conversion of the Series A convertible preferred stock on a timely basis as set forth in the Certificate of Designations and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 4(d), Section 4(e) or Section 4(f) of the Certificate of Designations; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) none of the Holders shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (viii) on each day during the Equity Conditions Measurement Period, the Company otherwise shall have been substantially in compliance with, and shall not have breached in any material respect any representation or warranty (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document (as defined in the Certificate of Designations) in any material respect, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured as of or after the date that is ten (10) Trading Days prior to the applicable date of determination; (ix) there shall not have occurred any Volume Failure or Price Failure as of such applicable date of determination; (x) on the applicable date of determination (A) no Authorized Share Failure shall exist or be continuing and the applicable Required Reserve Amount of shares of Common Stock are available under the Certificate of Incorporation of the Company and reserved by the Company to be issued pursuant to the Certificate of Designations and (B) all shares of Common Stock to be issued in connection with the event requiring this determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without resulting in an Authorized Share Failure; (xi) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; or (xii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.
“First Lien Notes” means the Company’s Floating Rate Senior Secured Notes due 2028 issued pursuant to the First Lien Indenture, dated August 8, 2024, by among the Company, the Company’s Subsidiaries signatory thereto as guarantors, and GLAS Trust Company LLC, as indenture trustee (the “First Lien Indenture”), as such First Liens Notes, and the First Lien Indenture pursuant to which they are issued, are, in each case, in effect as of the date of the Purchase Agreement, without giving effect to any modifications thereto subsequent to such date.
“Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries (as defined in the Certificate of Designations), Affiliates (as defined in the Certificate of Designations) or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity (as defined in the Certificate of Designations), unless, solely for purposes of Section 11 and Section 13 of the Certificate of Designations and clause (vi) of the definition of “Equity Conditions,” the holders of Common Stock of the Company immediately prior to such consolidation or merger continue to hold at least 50% of the aggregate ordinary voting power represented by the Common Stock of the Company (or the surviving or acquiring entity), or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to one or more Subject Entities, other than solely to one or more of the Company’s wholly owned Subsidiaries, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding, or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, in any transaction or series of related transactions, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding, or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, unless, solely for purposes of Section 11 and Section 13 of the Certificate of Designations and clause (vi) of the definition of “Equity Conditions,” the holders of Common Stock of the Company immediately prior to such reorganization, recapitalization or reclassification continue to hold at least 50% of the aggregate ordinary voting power represented by the Common Stock of the Company (or the surviving entity), (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate, other than the Company or its wholly owned Subsidiaries, or their respective employee benefit plans, or any Permitted Party (as defined in the Certificate of Designations), to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of the Certificate of Designations calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.
“Price Failure” means, with respect to a particular date of determination, the VWAP of the Common Stock on any Trading Day during the 20 Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date of the Purchase Agreement).
“Principal Market” means as of any date of determination, the Eligible Market on which the Common Stock is then listed or quoted.
“Required Holders” means holders of at least a majority of the outstanding shares of Series A convertible preferred stock (provided that such holders must include Yorkville Advisors Global LP or its Affiliates (collectively, “Yorkville”) so long as Yorkville beneficially owns any of the outstanding Series A convertible preferred stock or may be obligated to purchase additional Series A convertible preferred stock pursuant to the terms of the Purchase Agreement).
“Second Lien Notes” means the Company’s 9.0% Convertible Second Lien Senior Secured Notes due 2030 and the Company’s 11.5% Convertible Second Lien Senior Secured Notes due 2030, in each case, issued pursuant to the Second Lien Indenture, dated August 8, 2024, by among the Company, the Company’s Subsidiaries signatory thereto as guarantors, and GLAS Trust Company LLC, as indenture trustee (the “Second Lien Indenture”), as such Second Liens Notes, and the Second Lien Indenture pursuant to which they are issued, are, in each case, in effect as of the date of the Purchase Agreement, without giving effect to any modifications thereto subsequent to such date.
“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination, is less than $2,000,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date of the Purchase Agreement).

No Listing
We do not plan on making an application to list the Series A convertible preferred stock on Nasdaq or any other securities exchange or any recognized trading system.

DESCRIPTION OF OUR CAPITAL STOCK
General
The following is a summary of the rights of our common stock and preferred stock and certain provisions of our second amended and restated certificate of incorporation, as amended on February 27, 2024, November 20, 2024 and May 22, 2025, and our amended and restated bylaws as they are currently in effect, which we refer to in this section as our certificate of incorporation and bylaws, respectively. This summary does not purport to be complete and is qualified in its entirety by the provisions of our second amended and restated certificate of incorporation, as amended and amended and restated bylaws, copies of which have been filed with the SEC.
Our authorized capital stock consists of 846,000,000 shares, of which 715,000,000 shares, par value $0.0001 per share, are designated as Class A common stock (“Class A Stock”), 121,000,000 shares, par value $0.0001 per share, are designated as Class B common stock (“Class B Stock”) and 10,000,000 shares, par value $0.0001 per share, are designated as preferred stock, of which we have designated 254,000 shares as Series A Convertible Preferred Stock.
Common Stock
Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share, on all matters submitted to a vote of stockholders. The holders of Class A Stock and Class B Stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or our certificate of incorporation. Delaware law could require either holders of Class A Stock or Class B Stock to vote separately as a single class in the following circumstances:
•if we were to seek to amend the certificate of incorporation to increase or decrease the par value of a class of the capital stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend the certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
Conversion
Each outstanding share of Class B Stock is convertible at any time at the option of the holder into one share of Class A Stock. In addition, each share of Class B Stock will convert automatically into one share of Class A Stock upon any transfer, whether or not for value, except for certain permitted transfers described in the paragraph that immediately follows this paragraph and further described in the certificate of incorporation. Once converted into Class A Stock, the Class B Stock will not be reissued.
A transfer of Class B Stock will not trigger an automatic conversion of such stock to Class A Stock if it is a permitted transfer. A permitted transfer is a transfer by certain holders of Class B Stock to any of the persons or entities listed in clauses “(i)” through “(v)” below, each referred to herein as a Permitted Transferee, and from any such Permitted Transferee back to such holder of Class B Stock and/or any other Permitted Transferee established by or for such holder of Class B Stock: (i) to a trust for the benefit of the holder of Class B Stock and over which such holder of Class B Stock retains sole dispositive power and voting control, provided the holder of Class B Stock does not receive consideration in exchange for the transfer (other than as a settlor or beneficiary of such trust); (ii) to a trust for the benefit of persons other than the holder of Class B Stock so long as the holder of Class B Stock retains sole dispositive power and voting control, provided the holder of Class B Stock does not receive consideration in exchange for the transfer (other than as a settlor or beneficiary of such trust); (iii) to a trust under the terms of which such holder of Class B Stock has retained a “qualified interest” within the meaning of Section 2702(b)(1) of the U.S. Tax Code, and/or a reversionary interest so long as the holder of Class B Stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B Stock held by such trust; (iv) to an Individual Retirement Account, as defined in Section 408(a) of the U.S. Tax Code, or a pension, profit sharing, stock bonus, or other type of plan or trust of which such holder of Class B Stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the U.S. Tax Code, so long as such holder of Class B Stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B Stock held in such account, plan, or trust; or (v) to a corporation, partnership, or limited liability company in which such holder of Class B Stock directly, or indirectly, retains sole dispositive power and exclusive voting control with respect to the shares of Class B Stock held by such corporation, partnership, or limited liability company.
Each share of Class B Stock will convert automatically, without further action by the Company or the holder thereof, into one fully paid and nonassessable share of Class A Stock, upon: (a) the receipt by the Company of a written request for such conversion from the holders of a majority of the Class B Stock then outstanding, or, if later, the effective date for conversion specified in such request or (b) the occurrence of a transfer, other than a permitted transfer, of such share of Class B Stock.
Each outstanding share of Class B Stock held by a natural person or their Permitted Transferee will convert automatically into one share of Class A Stock upon the death or permanent disability of such holder.
Dividend Rights
Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of Class A Stock and Class B Stock are entitled to receive dividends out of funds legally available if the Board of Directors of the Company (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.
No Preemptive or Similar Rights
Class A Stock and Class B Stock will not be entitled to preemptive rights, and are not subject to conversion (except as noted above), redemption or sinking fund provisions.
Right to Receive Liquidation Distributions
If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the stockholders would be distributable ratably among the holders of Class A Stock and Class B Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Stock Exchange Listing
Our Class A common stock is listed on the Nasdaq Global Select Market. The trading symbol for our Class A common stock is “LAZR.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8124.
Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Some provisions of Delaware law, the certificate of incorporation, and the bylaws contain provisions that could make the following transactions more difficult: an acquisition of the Company by means of a tender offer; an acquisition of the Company by means of a proxy contest or otherwise; or the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that provide for payment of a premium over the market price for the Company’s shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with Board. The Company believes that the benefits of the increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Delaware Law
The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Provisions of our Certificate of Incorporation and Bylaws
Our certificate of incorporation and bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Company’s management team, including the following:
•Dual Class Common Stock. The certificate of incorporation provides for a dual class common stock structure pursuant to which holders of Class B Stock will have the ability to control the outcome of matters requiring stockholder approval (even if they own significantly less than a majority of the shares of outstanding Class A Stock), including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets. Directors, executive officers, and employees, and their respective affiliates, may have the ability to exercise significant influence over those matters.
•Board of Directors Vacancies. The certificate of incorporation and bylaws authorize only the Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board is permitted to be set only by a resolution adopted by a majority vote of the Whole Board (as defined in the certificate of incorporation). These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board but promotes continuity of management.

•Classified Board. The certificate of incorporation and bylaws provide that the Board is divided into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
•Directors Removed Only for Cause. The certificate of incorporation provides that stockholders may remove directors only for cause.
•Supermajority Requirements for Amendments of Certificate of Incorporation and Bylaws. The certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock will be required to amend certain provisions of the certificate of incorporation, including provisions relating to the classified Board, the size of the Board, removal of directors, special meetings, actions by written consent, and designation of preferred stock. In addition, the affirmative vote of holders of 75% of the voting power of each of the then-outstanding Class A Stock and Class B Stock, voting separately by class, is required to amend the provisions of the certificate of incorporation relating to the terms of the Class B Stock. The affirmative vote of holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock is required to amend or repeal the bylaws, although the bylaws may be amended by a simple majority vote of the Board.
•Stockholder Action; Special Meeting of Stockholders. The certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by a majority of the Whole Board, the chairman of the Board, or the chief executive officer, thus prohibiting a stockholder from calling a special meeting. The certificate of incorporation provides that the stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, holders of capital stock are not able to amend the bylaws or remove directors without holding a meeting of stockholders called in accordance with the bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
•Notice Requirements for Stockholder Proposals and Director Nominations. The bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The certificate of incorporation and bylaws do not provide for cumulative voting.
•Issuance of Undesignated Preferred Stock. The Board will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of Preferred Stock will enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or other means.
•Choice of Forum. The certificate of incorporation provides that the Chancery Court (or, if and only if the Chancery Court lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on behalf of the Company; (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (3) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; (4) any action or proceeding to interpret, apply, enforce or determine the validity of the certificate of incorporation or the bylaws (including any right, obligation or remedy thereunder); (5) any action or proceeding as to which the DGCL confers jurisdiction to the Chancery Court; and (6) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.
Limitation of Liability and Indemnification
Our amended and restated bylaws provide that our directors and officers will be indemnified and advanced expenses by us to the fullest extent authorized or permitted by the DGCL as it now exists or may in the future be amended. In addition, our second amended and restated certificate of incorporation provides that our directors and officers will not be personally liable to us or our stockholders for monetary damages for breaches of their fiduciary duty as directors or officers to the fullest extent permitted by the DGCL as it now exists or may in the future be amended.
The amended and restated bylaws also permit us to purchase and maintain insurance on behalf of any officer, director, employee or agent of ours for any liability arising out of his or her status as such, regardless of whether the DGCL would permit indemnification.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and officers pursuant to these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION
This prospectus relates to the issuance and sale to the Investors of Series A convertible preferred stock having an aggregate offering price of up to $209,550,000 which may be sold at one or more closings from time to time under the Purchase Agreement, including PIK Preferred Shares. We may distribute this prospectus electronically.
Commissions and Expenses
We have retained D. Boral Capital LLC as our exclusive Placement Agent to use its “reasonable best efforts” to solicit offers to purchase the Series A convertible preferred stock. The Placement Agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. Pursuant to a Placement Agency Agreement with the Placement Agent, we have agreed to pay a cash fee equal to 4.6% of the gross proceeds received from the Investors. We have entered into the Purchase Agreement directly with two institutional investors in connection with this offering of the Series A convertible preferred stock pursuant to this prospectus and any prospectus supplement, and we will only sell such shares to the Investors who have entered into the Purchase Agreement with us. We have also agreed to reimburse the Placement Agent for certain expenses in connection with offerings of Series A convertible preferred stock. The Placement Agent will neither act as an underwriter in any offering nor will it be obligated to purchase any of the securities. The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.
Indemnification
We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities, relating to or arising out of the Placement Agent’s activities under the Placement Agency Agreement or arising under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.
Closings
Pursuant to the Purchase Agreement, we have the right to sell to the Investors up to an aggregate of 200,000 shares of Series A convertible preferred stock, including the shares offered pursuant to this prospectus and any prospectus supplement, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. We initially sold 35,000 shares of Series A convertible preferred stock to the Investors in a previous offering (the “initial closing”). Each additional closing under the Purchase Agreement is at our option upon notice to the Investors and subject to the satisfaction or waiver of certain closing conditions set forth in the Purchase Agreement, including, among others and subject to certain qualifications, the absence of certain defaults, no Material Adverse Effect (as defined in the Purchase Agreement), a minimum liquidity requirement, satisfaction of certain trading price and volume thresholds during the ten consecutive trading day period preceding the additional closing, that any such additional closing may be no less than 60 days following the immediately preceding closing (or, (1) if more than 25,000 shares of Series A convertible preferred stock were sold at the immediately preceding closing, 90 days or such earlier date more than 60 days following the immediately preceding additional closing that the Investors no longer hold any shares of the Series A convertible preferred stock sold at the immediately preceding closing and (2) except to the extent we otherwise agree with the Investors, including with respect to any additional closing relating to additional shares of Series A convertible preferred stock, with respect to the first additional closing after the initial closing, August 17, 2025, or such earlier date after such time as the Investors no longer hold any shares of the Series A convertible preferred stock sold at the initial closing).

We are under no obligation to sell any securities to the Investors under the Purchase Agreement subsequent to the initial closing.
At or prior to any closing of Series A convertible preferred stock pursuant to this prospectus and any prospectus supplement, the Investors will deliver to the Company an amount equal to the purchase amount (via wire transfer) for the shares of Series A convertible preferred stock to be sold in the offering, after deducting certain expenses that we have agreed to reimburse for the Investors. At each closing, we will deliver to the Investors book-entry statements of the Series A convertible preferred stock and Class A common stock purchased in the offering.
Trading Market
Our Class A common stock is quoted on Nasdaq under the symbol “LAZR.” We do not plan on making an application to list the Series A convertible preferred stock on The Nasdaq Stock Market or any other securities exchange or any recognized trading system.
Transfer Agent
The transfer agent for our Series A convertible preferred stock and Class A common stock is Equiniti Trust Company LLC, located at 55 Challenger Road, 2nd floor, Ridgefield Park, NJ 07660.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Orrick, Herrington & Sutcliffe LLP. Certain attorneys with Orrick, Herrington & Sutcliffe LLP and certain funds affiliated with the firm own and/or have an indirect interest in shares of Class A common stock, which represent less than 1% of our Class A common stock.
EXPERTS
The financial statements of Luminar Technologies, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus by reference to Luminar Technologies, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public free of charge at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on the “Investors” page of our website at www.luminartech.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You may review a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus which has been previously filed with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information included or subsequently incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (except to the extent such information is furnished):
•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, as amended by Form 10-K/A filed with the SEC on April 30, 2025;
•our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 20, 2025;
•our Current Reports on Form 8-K filed on March 24 2025, March 28, 2025 (amending the Current Report filed on March 24, 2025), April 1, 2025, May 15, 2025, May 15, 2025, May 21, 2025, May 22, 2025, May 23, 2025, May 27, 2025 (amending a Current Report filed on May 15, 2025) and July 8, 2025; and
•the description of our Class A common stock in our registration statement on Form 8-A filed with the SEC on January 31, 2019, as updated by the description of our capital stock included in Exhibit 4.4 of our Annual Report on Form 10-K filed with the SEC on March 28, 2025, including any amendments thereto or reports filed for the purpose of updating such description.
All future documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of securities hereby will be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus and any previously filed document.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference herein). We will provide this information at no cost to the requester upon written or oral request to:
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Telephone: (800) 532-2417
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on the “Investors” page of our website at luminartech.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

LUMINAR TECHNOLOGIES, INC.
, 2025

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities registered hereby.

Amount to be Paid
SEC registration fee	$32,083
FINRA filing fee		*
Accounting fees and expenses		*
Legal fees and expenses (including Blue Sky fees)		*
Transfer agent, trustee and warrant agent fees and expenses		*
Printing expenses		*
Miscellaneous		*
Total	$	*
__________________
*These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be provided as applicable by amendment or in a filing with the SEC pursuant to the Exchange Act and incorporated herein by reference.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for a director’s or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) with respect to directors, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, (4) with respect to directors or officers, for any transaction from which the director or officer derived an improper personal benefit, or (5) with respect to officers, in any action by or in the right of corporation. The registrant’s Second Amended and Restated Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Item 16. Exhibits.

Exhibit Number	Exhibit Title
4.1
Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K/A filed with the Commission on December 8, 2020)

4.2
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K filed with the Commission on February 28, 2024)

4.3
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on November 22, 2024)

4.4
Certificate of Designations of Series A Convertible Preferred Stock of Luminar Technologies, Inc. filed with the Secretary of State of the State of Delaware and effective May 22, 2025 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on May 22, 2025)

4.5	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 30, 2024)
4.6	Specimen Class A Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K/A filed with the Commission on December 8, 2020)
5.1	Opinion of Orrick, Herrington & Sutcliffe LLP
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1)
107	Filing fee table
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on July 28, 2025.

LUMINAR TECHNOLOGIES, INC.

By:	/s/ Thomas J. Fennimore
Thomas J. Fennimore
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul Ricci, Thomas J. Fennimore and Alexander Fishkin and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Paul Ricci	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2025
Paul Ricci

/s/ Thomas J. Fennimore	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2025
Thomas J. Fennimore

/s/ Alec E. Gores	Director	July 28, 2025
Alec E. Gores

/s/ Mary Lou Jepsen, PhD	Director	July 28, 2025
Mary Lou Jepsen, PhD

/s/ Shaun Maguire, PhD	Director	July 28, 2025
Shaun Maguire, PhD

/s/ Katharine A. Martin	Director	July 28, 2025
Katharine A. Martin

Director
Austin Russell

/s/ Dominick Schiano	Director	July 28, 2025
Dominick Schiano

/s/ Matthew J. Simoncini	Director	July 28, 2025
Matthew J. Simoncini

/s/ Daniel D. Tempesta	Director	July 28, 2025
Daniel D. Tempesta